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                                                    Exhibit 10A.1


                         THIRD AMENDMENT
                             TO THE
               SUNQUEST INFORMATION SYSTEMS, INC.
                       PROFIT SHARING PLAN


     Pursuant to Section 11.1 of the Sunquest Information
Systems, Inc. Profit Sharing Plan (the "Plan"), the Plan is hereby amended, effective as of the dates set forth below, to read as follows:


Effective December 1, 1997:
--------------------------

1.   Section 4.4(d) is revised in its entirety to read as

     follows:

     "(d) Rollover Contribution Accounts shall be distributed in accordance with Section 5.10(c) and
     Article VIII."


2.   The heading to Section 5.10 shall be revised in its entirety
     to read "5.10   Distributions of Elective Contributions,
     Rollover Contributions and Matching Contribution Accounts".


3.   Section 5.10(b)(4) is modified by moving the existing text to a new Section 5.10(c); Section 5.10(b)(4) is then stated

     to read "(4) As provided in Section 5.10(c)"; and new

     Section 5.10(c) is revised by modifying the introductory

     sentence to read as follows:

     "(c) In the event of hardship, upon application to the Retirement Committee, a Participant may receive a distribution of all or a portion of his Rollover Contribution Account and Elective Contribution Account (excluding any earnings credited to a Participant's Elective Contribution Account after July 1, 1989), but only if all of the following conditions are satisfied:"


4. New Section 5.10(c)(ii) is revised by adding a new sentence at the end thereof to read as follows:

     "A Participant shall not receive a distribution of any portion of his Elective Contribution Account unless such Participant has first received all available funds (if any) from his Rollover Contribution Account under this subsection 5.10(c)."

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Effective January 1, 1998:
-------------------------

5. Section 2.6 is revised for Plan Years beginning on or after January 1, 1998 by deleting from the first sentence thereof the words "only commissions of not more than the first
     $20,000 shall be included in Compensation, and".

6.   Section 2.10 is clarified by adding a new sentence at the

     end thereof to read as follows:

     "The term Employee shall not include a Temporary Employee; provided, that, only with respect to eligibility to make Salary Reduction Contributions (but, not with respect to any Matching Contributions or Employer Contributions) a Temporary Employee whose Date of Employment was before January 1, 1998 and who remains employed by the Employer after January 1, 1998 shall be included as an Employee. For this purpose, a Temporary Employee shall be defined as an individual who is engaged in work full-time or part-time, with the understanding that his or her employment will be terminated as of a specific date or upon completion of a specific assignment."

7. Section 3.1 is amended by adding a new sentence as the first sentence thereof to read as follows:

     "The provisions of Subsections 3.1(b) and 3.1(c) shall be effective only for Plan Years prior to January 1, 1998 and Subsection 3.1(f) shall be effective with respect to Plan
     Years on or after January 1, 1998."

8. Subsection 3.1(e) is revised to changing the second sentence therein in its entirety to read as follows:

     "If a Participant, or a former Participant, does not have a vested interest in any of his accounts when he incurs a Break in Service, he shall be eligible to participate, again, (i) with respect to Salary
     Reduction and Matching Contributions upon his reemployment commencement date; and (ii) with respect to Employer Contributions effective as of his reemployment commencement date, upon completion of one
     Year of Service (measured by the twelve (12) consecutive month period beginning on his reemployment commencement date and, if necessary, subsequent twelve
     (12) month periods beginning on anniversaries of his reemployment commencement date)."

9.   A new subsection (f) of Section 3.1 is added to read as follows:

     "(f) Eligibility Conditions _ Notwithstanding anything in this Section 3.1 to the contrary, effective for Plan
     Years commencing after December 31, 1997:

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     (1)  Salary Reduction and Matching Contributions.  Each
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     Employee of the Employer who has an election to make
     Salary Reduction Contributions under the Plan on or after December 31, 1997 shall continue to participate in the Salary Reduction Contributions and Matching Contributions as provided under the Plan. Any other Employee shall be eligible to become a Participant, but only with respect to making Salary Reduction Contributions to the Plan and, as applicable, receiving an allocation of Matching Contributions with respect thereto, beginning as of the first full payroll period beginning after the later of January 1, 1998 or the first day of the calendar month following the Date of Employment.

     (2)  Employer Contributions.  Each Participant in the
          ----------------------
     Plan on December 31, 1997 shall remain a Participant for purposes of sharing in an allocation of Employer Contributions. Any other Employee shall become a Participant for purposes of sharing in an allocation of Employer Contributions as of the Entry Date next following the date on which he has completed 1,000 or more Hours of Service in a twelve (12) consecutive month period as set forth in Section 3.1(d)."

10. Section 3.3 is amended by adding a new sentence at the end thereof to read as follows:

     "For purposes of this Plan, Years of Service shall include all years of service credited to an Employee while employed by Antrim Corporation, including without limitation those years of service prior to the date Antrim Corporation was a member of the Employer's controlled group (within the meaning of Section 2.15)."

11. Section 5.2 is revised by (i) modifying the second sentence therein in its entirety; and (ii) adding a new sentence as the third sentence thereof, both to read as follows:

     "Salary deferral elections may be made upon eligibility for participation, and thereafter made or changed once per calendar quarter (or such more frequent times as may be provided by the Retirement Committee) as to future Compensation only. For purposes of this Section
     5.2 and Section 5.3(b) (and all provisions of this Plan relating thereto), the term "Participant" shall include those Employees who are eligible to make a Salary Reduction Contribution under the Plan pursuant to
     Section 3.1(f)(1)."

12. Section 5.3 is revised by adding a new sentence at the end thereof to read as follows:

     "Effective for the first Plan Year after December 31, 1997, and for each Plan Year thereafter until otherwise modified by the Employer in its discretion, the Employer shall provide a Matching Contribution in an amount equal to 100% of the Participant's Elective Contributions under Section 5.1, up to a maximum Matching Contribution of 3% of such Participant's Compensation. The Employer Matching

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     Contribution provided under this Section 5.3 shall be paid to the
     Trust Fund at such time or times as may be determined by the Employer, but no later than the due date of the Employer's Federal income tax return (including actual extensions thereof) for the Employer's taxable year ending within or coincident with the Plan Year for which the Matching Contribution is made."

13. Section 6.2 is revised with respect to Plan Years beginning on or after January 1, 1998 to read as follows:

     "Subject to Section 7.4, amounts which have been credited to a Participant's Employer Contribution Account or Matching Contribution Account and which are forfeited for any reason shall be used to reduce the total amount of the Employer Matching Contributions required to be provided pursuant to Section 5.3 for the Plan Year in which the forfeiture occurs or, to the extent no so used, applied to the payment of Plan administrative expenses as provided in Section 5.3 of the Trust."

14. Section 7.2 is amended by revising the schedule set forth therein to read as follows:

          "Years of Service        Vested Percentage
           -----------------------------------------
               1                       33 1/3%
               2                       66 2/3%
               3                       100%"

15. Section 7.3(a) is amended by replacing the phrase "not later than the sixty (60) days after the end of the Plan Year in which his employment terminates." in the first sentence thereof with the phrase "by the later of (i) sixty (60) days after the end of the Plan Year in which his employment terminates or (ii) the date on which the valuation of accounts for such Plan Year and all other necessary actions for processing such distribution have been completed."

16. Section 7.3(d) is amended by replacing the phrase "is not greater than $3,500" in the first sentence therein with the phrase "is not greater than $3,500 (or, for Plan Years starting on and after January 1, 1998, $5,000)".

17. Section 7.4 is amended by adding a new sentence as the third sentence thereof to read as follows:

     "Amounts restored under this Section shall be made from forfeitures occurring during the Plan Year under Article
     VII."

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18.  Section 10.4 is amended by revising the second sentence therein to read in its entirety as follows:

     "The Retirement Committee shall, on a uniform and nondiscriminatory basis, adopt a procedure to permit
     Participants to exercise control over the assets in their Elective Contribution Account, Matching Contribution Account and Rollover Account."

19. Section 10.4 is amended by adding a new sentence at the end thereof to read as follows:

     "In accordance with Section 5.3 of the Trust, the administrative expenses for the Plan shall be charged against the Participants' Accounts as determined by the Retirement Committee."

20.  Section 13.5 is deleted in its entirety and Sections 13.6,
     13.7 and 13.8 are hereby renumbered as 13.5, 13.6 and 13.7, respectively.

21. Other provisions of the Plan not specifically mentioned here shall remain unchanged.


     Executed on this 31st day of December, 1997.



                         Sunquest Information Systems, Inc.

                         By: /s/ Nina M. Dmetruk
                             -------------------
                         Title: Exec. VP & CFO

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